Exhibit 4.2

Execution Version

FOSSIL GROUP, INC.

$150,000,000

7.00% SENIOR NOTES DUE 2026

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 8, 2021

To

INDENTURE

Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

TABLE OF CONTENTS

This FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON, N.A., as trustee (the “Trustee”), is made and entered into as of this 8th day of November, 2021.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;

WHEREAS, Sections 2.01 and 9.01 of the Base Indenture provide, among other things, that the Company and the Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to provide for the issuance of and establish the form or terms of Securities of any series;

WHEREAS, the Company intends by this Supplemental Indenture to provide for the issuance of a new series of Securities to be designated as the “7.00% Senior Notes due 2026” (the “Notes”) and to establish the form and terms thereof;

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution of this Supplemental Indenture;

WHEREAS, pursuant to Section 9.01(j) of the Base Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to provide for the issuance of and establish the form and terms of the Notes, without notice to or the consent of any Holder of Securities; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions in this Supplemental Indenture and in the Base Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Company according to their terms, and all actions required to be taken by the Company to make this Supplemental Indenture a valid, binding and legal agreement of the Company, have been done and performed.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Certain Definitions.

Section 1.01 of the Base Indenture is hereby amended by adding the following definitions in their proper alphabetical order which, in the event of a conflict with the definition of terms in the Base Indenture, shall supersede and replace the corresponding definitions in the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. The rules of construction set forth in Section 1.04 of the Base Indenture shall be applied hereto as if set forth in full herein, except that unless the context indicates otherwise, references in this Supplemental Indenture to an Article or Section refer to an Article or Section of this Supplemental Indenture, as the case may be.

“Applicable Premium” means, with respect to any Note on any Redemption Date prior to November 30, 2023, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of:

(a) the present value at such Redemption Date of (i) the Redemption Price of the Note at November 30, 2023 (such Redemption Price being set forth in the table appearing in Section 3.01(a)) plus (ii) all required interest payments due on the Note through November 30, 2023 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over

(b) the principal amount of the Note.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture and by any subsequent supplemental indentures applicable to this Supplemental Indenture or to the Notes, together with those terms made part of the Indenture by, or by reference to, the TIA.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 30, 2023; provided, however, that if the period from the Redemption Date to November 30, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

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Section 1.02. Other Definitions.

In addition to the terms defined elsewhere in this Supplemental Indenture, the following terms are defined in this Supplemental Indenture where indicated below:

Term	Defined in Supplemental Indenture Section
“Additional Notes”	2.04(f)

“Initial Notes”	2.02

“Interest Payment Date”	2.04(c)

“Maturity Date”	2.04(b)

“Regular Record Date”	2.04(c)

“Surviving Entity”	4.02(a)

Section 1.03. Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the provisions of the TIA, which are incorporated by reference in and made a part of the Indenture. The following TIA terms have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means the Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in the Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules promulgated under the TIA have the meanings assigned to them by such definitions.

ARTICLE II
APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION, FORMS, TERMS AND CONDITIONS OF NOTES

Section 2.01. Application of this Supplemental Indenture.

This Supplemental Indenture supplements, and to the extent inconsistent therewith, replaces, the provisions of the Base Indenture, to which provisions reference is hereby made.

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Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, including the covenants in this Supplemental Indenture, are expressly and solely for the benefit of the Holders of the Notes. The Notes constitute a separate series of Securities as provided in Section 2.01 of the Base Indenture. All Initial Notes and Additional Notes, if any, shall be treated as a single class for all purposes of the Indenture, including waivers, amendments, and redemptions.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the Notes (which shall be initially in the aggregate principal amount of $150,000,000) and shall not apply to any other series of Securities that has been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

Section 2.02. Creation of the Notes.

(a)           In accordance with Section 2.01 of the Base Indenture, the Company hereby creates the Notes as a separate series of its Securities issued pursuant to the Base Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under this Supplemental Indenture is not limited. The Notes shall be issued initially in an aggregate principal amount of $150,000,000 (the “Initial Notes”).

(b)           With respect to any Additional Notes, there shall be (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental to the Indenture, prior to the issuance of such Additional Notes:

(i)            the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(ii)           the issue date (and the corresponding date from which interest shall accrue thereon and the first interest payment date therefor) and the CUSIP or ISIN number of such Additional Notes.

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Section 2.03. Form of the Notes.

The Depositary for the Notes shall initially be DTC. The Notes shall each be initially issued in the form of a Global Security, duly executed by the Company and authenticated by the Trustee, which shall be deposited with the Trustee as custodian for DTC and registered in the name of “Cede & Co.,” as the nominee of DTC. The Notes shall be substantially in the form of Exhibit A attached hereto. So long as DTC, or its nominee, is the registered owner of a Global Security, DTC or its nominee, as the case may be, shall be considered the sole owner or Holder of the Notes represented by such Global Security for all purposes under the Indenture and under such Notes. Ownership of beneficial interests in such Global Security shall be shown on, and transfers thereof will be effective only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or Persons that hold interests through participants (with respect to beneficial interests of beneficial owners). Notwithstanding the third sentence of the third paragraph of Section 2.16 of the Base Indenture, Notes shall be issued and delivered in physical, certificated form to all beneficial owners of the any Global Security representing Notes if, and only if:

(a)           DTC notifies the Company at any time that DTC is unwilling or unable to continue as depositary for such Global Security;

(b)           DTC ceases to be registered as a clearing agency under the Exchange Act; or

(c)           an Event of Default has occurred and is continuing.

Section 2.04. Terms and Conditions of the Notes.

The Notes shall be governed by all the terms and conditions of the Indenture, including this Supplemental Indenture. Except as expressly specified herein, each of the provisions of the Base Indenture shall apply to the Notes. In particular, the following provisions shall be terms of the Notes:

(a)           Title and Conditions of the Notes. The title of the Notes shall be as specified in the recitals; and the aggregate principal amount of the Initial Notes shall be $150,000,000.

(b)           Stated Maturity. The Notes shall mature, and the principal of the Notes shall be due and payable to the Holders thereof, together with all accrued and unpaid interest thereon, on November 30, 2026 (the “Maturity Date”).

(c)           Payment of Principal and Interest. All principal of and interest on the Notes shall be payable in U.S. Dollars. The Notes shall bear interest at 7.00% per annum, from and including November 8, 2021, or from the most recent Interest Payment Date (as defined hereafter) on which interest has been paid or provided for until the principal thereof becomes due and payable, and on any overdue principal. If an Interest Payment Date falls on a day that is not a Business Day, the applicable interest payment will be made on the next following Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue solely as a result of such delayed payment. Interest shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Notes shall be payable quarterly in arrears in U.S. Dollars on February 28, May 31, August 31 and November 30 of each year, commencing on February 28, 2022 (each such date, an “Interest Payment Date” for purposes of the Notes). Payments of interest shall be made to the Person in whose name a Note (or predecessor Note) is registered in the records of the Registrar (which shall initially be the Depositary or its nominee) at the close of business on the February 15, May 15, August 15 or November 15, as applicable (whether or not a Business Day), immediately preceding such Interest Payment Date (each such date, a “Regular Record Date” for the purposes of the Notes). The Company shall make payments on the Notes so long as represented by a Global Security in accordance with the applicable procedures of the DTC in effect from time to time. If the Notes are no longer represented by a Global Security, the Company will make payments on any Notes (i) in the case of interest due on an Interest Payment Date, by check mailed on such Interest Payment Date to the Holder of such Note at his or her address shown on the Register on the related Regular Record Date or (ii) in the case of principal, by check upon surrender of such Note at the office of the Trustee in the contiguous United States or other offices that may be specified in the Indenture or a notice to Holder.

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(d)           Registration and Form. The Notes shall be issuable as registered securities as provided in Section 2.03. The form of the Notes shall be as set forth in Exhibit A attached hereto. The Notes shall be issued, and the transfer thereof may be registered, only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof. All payments of principal, Redemption Price and accrued unpaid interest in respect of the Notes shall be made by the Company as set forth in the Notes. The registration, registration of transfers and exchanges of Notes shall be effected in accordance with Section 2.08 of the Base Indenture. A transfer or exchange shall be made only if the Registrar is satisfied with a Holder’s proof of legal ownership.

(e)           Legal Defeasance and Covenant Defeasance. The provisions for legal defeasance in Section 8.02 of the Base Indenture, and the provisions for covenant defeasance in Section 8.03 of the Base Indenture, shall be applicable to the Notes. If the Company shall effect a defeasance of the Notes pursuant to Section 8.02 or Section 8.03 of the Base Indenture, subject to the satisfaction of the conditions set forth in Section 8.04 of the Base Indenture (i) the Company shall be discharged and released from, and shall be deemed to have satisfied, its obligations as specified in Section 8.02 or Section 8.03 of the Base Indenture, as applicable, to the extent specified therein, (ii) the Company shall cease to have any obligation to comply with Article IV of this Supplemental Indenture, and (iii) payment of the Notes may not be accelerated because of an Event of Default.

(f)            Further Issuance. The Company may, from time to time, without the consent of or notice to the Holders, create and issue (i) additional debt securities, including additional series of Securities under the Base Indenture having the same terms as to interest rate, maturity and other terms (except for the issue date, the public offering price, the date on which interest first accrues on such Securities and the first interest payment date) as, and ranking equally and ratably with, the Initial Notes (such Securities having the same terms as the Notes (except as aforesaid), “Additional Notes”). Any such Additional Notes may constitute a single fungible series with the Initial Notes for federal income tax purposes. If any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers. All references herein to the Notes shall include the Initial Notes and any such fungible Additional Notes. The Initial Notes and any Additional Notes subsequently issued upon original issue under the Indenture shall be considered collectively as a single class for all purposes of the Indenture, including directions, waivers, amendments, consents and redemptions. Holders of the Initial Notes and any Additional Notes therefore will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or any Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

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(g)           Redemption. The Notes are subject to redemption by the Company in whole or in part in the manner described in Article III of this Supplemental Indenture.

(h)           Sinking Fund. The Notes are not entitled to any sinking fund.

(i)            Other Terms and Conditions. The Notes shall have such other terms and conditions as provided elsewhere in the Indenture and in the form thereof attached as Exhibit A hereto.

ARTICLE III
REDEMPTION

The provisions of Article V of the Base Indenture shall apply to the Notes, except as otherwise stated in, or to the extent inconsistent with, this Article III. Section 5.03 of the Base Indenture shall not apply to the Notes and shall be deemed replaced by Section 3.02, and any references to Section 5.03 of the Base Indenture shall be deemed to refer to Section 3.02 of this Supplemental Indenture.

Section 3.01. Optional Redemption.

(a)           On or after November 30, 2023, the Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to the price set forth below per $25.00 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date:

Redemption Date	Redemption Price
On or after November 30, 2023, but prior to November 30, 2024	$25.50
On or after November 30, 2024, but prior to November 30, 2025	$25.25
On or after November 30, 2025	$25.00

(b)           At any time prior to November 30, 2023, the Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

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The Company will, in the case of a Redemption Date prior to November 30, 2023, (i) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (ii) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

(c)           In each case of the foregoing Sections 3.01(a) or (b), the Redemption Price shall be subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

(d)           The Trustee shall have no obligation to calculate any Redemption Price, or any component thereof, and the Trustee shall be entitled to receive and conclusively rely upon an Officers’ Certificate delivered by the Company that specifies any Redemption Price.

Section 3.02. Selection by Trustee of Notes to be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will, subject to applicable law, select Notes for redemption not more than 45 days prior to the Redemption Date on a pro-rate basis or by-lot any other method the Trustee deems fair and appropriate, provided, that the unredeemed portion of the principal amount of any Notes will be in an authorized denomination (which will not be less than the minimum authorized denomination) for the Notes.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

Beneficial interests in any Notes called for redemption that are represented by Global Securities will be selected by DTC or any successor Depositary in accordance with DTC’s or such successor Depositary’s applicable procedures.

If the Notes are listed on any national securities exchange, Notes will be selected in compliance with the requirements of the principal national securities exchange on which the Notes are listed.

Section 3.03. Open Market Repurchases.

The Company may at any time, and from time to time, purchase Notes at any price or prices in the open market or otherwise, including in the open market at prevailing prices or in private transactions at negotiated prices. Notes that the Company purchases may, at the Company’s discretion, be held, resold or canceled. The Company will inform the Trustee of any such listing and of the requirements of such exchange as to the selection of the Notes for redemption.

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ARTICLE IV
COVENANTS

The provisions of Sections 3.01, 3.03, 3.04, 3.05 and 3.06 of the Base Indenture shall apply to the Notes, except as otherwise stated in, or to the extent inconsistent with, this Article IV. Sections 3.02 and 4.01 of the Base Indenture shall not apply to the Notes and shall be deemed replaced by Sections 4.01 and 4.02, respectively, of this Supplemental Indenture.

Section 4.01. Reporting.

The Company will furnish or file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods specified above unless the SEC will not accept such a filing, but in such event the reports specified in the preceding sentence shall not be required to contain certain disclosures relating to the Company’s controls and procedures, corporate governance, code of ethics, director independence, market for the Company’s equity securities and executive compensation. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. For purposes of this covenant, the Company will be deemed to have furnished such reports and information to, or filed such reports and information with, the Trustee and the Holders of the Notes as required by this covenant if it has filed such reports or information with the SEC via the EDGAR filing system or otherwise made such reports or information publicly available on a freely accessible page on the Company’s website. The Trustee shall have no obligation whatsoever to determine whether or not such reports and information have been filed or have been posted on such website. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.02. Consolidation, Merger or Sale of Assets.

The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign (excluding any assignment solely as collateral for security purposes), transfer, lease or otherwise dispose of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person, unless:

(a)           the Company shall be the successor or continuing Person or, if the Company is not the successor or continuing Person, the resulting, surviving or transferee Person (the “Surviving Entity”) is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Notes and the Indenture pursuant to a supplement hereto executed and delivered to the Trustee;

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(b)           immediately after giving effect to such transaction or series of related transactions, no Event of Default or Default has occurred and is continuing; and

(c)           the Company or any such Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel each stating that such transaction or series of related transactions and any supplement hereto complies with the terms of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction or series of related transactions have been complied with.

If any consolidation or merger or any sale, assignment, lease, transfer or other disposition of all or substantially all of its assets occurs in accordance with the terms hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture with the same effect as if such Surviving Entity had been named as the Company. The Company shall (except in the case of a lease) be discharged from all obligations and covenants under the Indenture and any Note issued hereunder, and may be liquidated and dissolved.

Section 4.03. Exchange Listing.

After the Notes are initially listed on the Nasdaq Global Select Market or another national securities exchange, the Company will use commercially reasonable efforts to cause the Notes to continue be listed on the Nasdaq Global Select Market or another national securities exchange in the United States. For the avoidance of doubt, it shall not be a default in the performance, or a breach, of this covenant if the Company uses commercially reasonable efforts to cause the Notes to continue to be listed on the Nasdaq Global Select Market or another national securities exchange and the Notes fail or cease to be listed on one of the foregoing exchanges notwithstanding such commercially reasonable efforts of the Company.

ARTICLE V
EVENTS OF DEFAULT

Section 5.01. Events of Default; Remedies.

The provisions of Article VI of the Base Indenture shall apply to the Notes, except as otherwise stated in, or to the extent inconsistent with, this Article V. Sections 6.01, 6.02, 6.06 and 6.08 of the Base Indenture shall not apply to the Notes, and shall be deemed replaced by Sections 5.02, 5.03, 5.05 and 5.06, respectively, of this Supplemental Indenture. Any references to Section 6.01(e) of the Base Indenture shall be deemed to refer to Section 5.02(d) of this Supplemental Indenture.

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Section 5.02. Events of Default.

Each of the following, and solely the following, shall constitute an “Event of Default” with respect to the Notes:

(a)           the Company defaults in the payment of any interest due and payable on any Note, continued for 30 days;

(b)           the Company defaults in the payment when due (at the Maturity Date, upon acceleration, redemption, required repurchase or otherwise) of the principal of, or premium, if any, on the Notes;

(c)           the default in the performance, or breach, of any covenant of the Company in the Indenture or the Notes, and continuance of such default or breach for a period of 60 days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture; or

(d)           (i)            the Company:

(1)            commences a voluntary case or proceeding under any Bankruptcy Law;

(2)            consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law;

(3)            consents to the appointment of a Custodian of it or for any substantial part of its property;

(4)            makes a general assignment for the benefit of its creditors; or

(5)            consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(6)            takes any comparable action under any foreign laws relating to insolvency; or

(ii)  (A)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)            is for relief against the Company;

(2)            appoints a Custodian of the Company; or

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(3)            orders the winding up or liquidation of the Company; or

(B)  any similar relief is granted under any foreign laws;

and, in the case of the foregoing (A) or (B), the order, decree or relief remains unstayed and in effect for 90 days.

Section 5.03. Acceleration.

If any Event of Default with respect to any Notes at the time outstanding (other than those of the type described in Section 5.02(d)) occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of outstanding Notes shall, declare the principal of all Notes, together with all accrued and unpaid interest, to be due and payable immediately by notice in writing to the Company specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

In the case of an Event of Default specified in Section 5.02(d) occurs, the principal of all Notes, together with all accrued and unpaid interest, shall become due and payable immediately without further action or notice by the Trustee or the Holders.

At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes then outstanding (by written notice to the Trustee) may, on behalf of the Holders of all the Notes, rescind and cancel such declaration and its consequences if:

(a)            the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

(b)            all existing Events of Default have been cured or waived, other than nonpayment of principal of the Notes which has become due solely by reason of such declaration of acceleration;

(c)            to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal which has become due otherwise than by such declaration of acceleration has been paid;

(d)            the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

(e)            in the event of the cure or waiver of an Event of Default, the Trustee has received an Officers’ Certificate that such Event of Default has been cured or waived.

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Section 5.04. Other Specified Remedies.

Notwithstanding anything to the contrary in Section 5.03 of this Supplemental Indenture, Section 6.03 of the Base Indenture, or any other provision of the Indenture or the Notes, the sole remedy with respect to an Event of Default due to the Company’s failure to comply with the reporting requirements under Section 314 of the TIA or under Section 4.01 of this Supplemental Indenture, for the first 180 calendar days after the occurrence of such Event of Default, consists exclusively of the right to receive additional interest on the Notes at an annual rate equal to (1) 0.25% for the first 90 calendar days after such Event of Default and (2) 0.50% for calendar days 91 through 180 after such Event of Default. On the 181st day after such Event of Default, if such violation is not cured or waived, the Trustee or the Holders of not less than 25% of the outstanding principal amount of the Notes may declare the principal, together with accrued and unpaid interest, if any, on the Notes to be due and payable immediately. If the Company elects to pay such additional interest, it shall notify the Trustee and the Holders of the Notes by certificate of the Company’s election at any time on or before the close of business on the first Business Day following the Event of Default. No additional interest shall be due or payable other than with respect to such failure to comply with reporting requirements.

Section 5.05. Limitation on Suits.

Subject to Section 6.07 of the Base Indenture, a Holder of a Notes may not pursue any remedy with respect to the Indenture or the Notes unless:

(a)            such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing with respect to such series;

(b)            Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy;

(c)            such Holders have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(d)            the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e)            the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not pursue a remedy with respect to the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to monitor any such pursuit or ascertain whether or not any such pursuit or use by a Holder prejudices the rights of any other Holders or obtains preference or priority over such other Holders).

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Section 5.06. Collection Suit by Trustee.

If an Event of Default specified in Section 5.02(a) or Section 5.02(b) occurs and is continuing with respect to the Notes, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) with respect to the Notes and the amounts provided for in Section 7.07 of the Base Indenture.

ARTICLE VI
MISCELLANEOUS

Section 6.01. Ratification of Indenture.

This Supplemental Indenture is executed and shall be constructed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and constructed as one and the same instrument. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes shall be bound hereby.

Section 6.02. Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the TIA, the required or deemed provision shall control.

Section 6.03. Notices.

All notices and other communications shall be given as provided in the Base Indenture.

Section 6.04. Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

Section 6.05. Successors.

All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

14

Section 6.06. Multiple Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall be deemed to be their original signatures for all purposes.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Supplemental Indenture, the Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by the Indenture, this Supplemental Indenture, any Note and any document to be signed in connection with the Indenture, this Supplemental Indenture or any Note (including any Global Security and amendments, supplements, waivers, consents and other modifications, Officers’ Certificates, Company Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

15

Section 6.07. Headings.

The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 6.08. Trustee Not Responsible for Recitals.

The statements and recitals contained in this Supplemental Indenture shall be taken as statements and recitals of the Company, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 6.09. Paying Agent and Registrar.

The Company initially appoints the Trustee as Paying Agent and Registrar with respect to the Notes.

Section 6.10. Benefits of Supplemental Indenture.

Nothing in this Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties to this Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Notes.

Section 6.11. No Personal Liability.

No incorporator, stockholder, employee, agent, officer, director or subsidiary of the Company will have any liability for any obligations of the Company, or because of the creation of any indebtedness under the Notes, the Indenture or the Supplemental Indenture. All such liability is expressly waived and released as a condition of, and as a consideration for, the execution of the Supplemental Indenture and the issuance of the Notes. This Section 6.11 supersedes Section 11.11 of the Base Indenture to the extent inconsistent therewith.

Section 6.12. No Adverse Interpretation of Other Agreements.

The Indenture (including this Supplemental Indenture) insofar as relating to the Notes may not be used to interpret any other indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement (including the Indenture (including any other supplemental indenture thereto) insofar as relating to any series of Securities other than the Notes) may not be used to interpret the Indenture (including this Supplemental Indenture) insofar as relating to the Notes.

16

Section 6.13. Severability.

In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.14. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or act required or permitted under this Supplemental Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 6.15. Scope of this Supplemental Indenture.

The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, and shall be deemed expressly included in this Supplemental Indenture solely for the benefit of, the Notes which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

Section 6.16. Covenants not Applicable.

In accordance with Section 2.01(p) of the Base Indenture, (i) except as, and to the extent, described herein, the covenants and agreements on the part of the Company in Sections 3.02 and 3.07 of the Base Indenture are hereby eliminated from the Base Indenture in respect of, and shall not apply to, and shall be deemed covenants included in the Base Indenture solely for the benefit of a different series of Securities than, the Notes; and (ii) no Default or Event of Default with respect to the Notes shall arise, or be deemed to exist as the result of any failure on the part of the Company duly to observe or perform any of the covenants or agreements specified in clause (i) of this Section 6.16.

17

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:	/s/ Sunil M. Doshi
	Name:	Sunil M. Doshi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to First Supplemental Indenture

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

FORM OF NOTE

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

CUSIP NO. [•]
ISIN NO. [•]

FOSSIL GROUP, INC.

7.00% SENIOR NOTE DUE 2026

$[•] (or such other principal amount as shall be set forth on Schedule I hereto)	No.: R-[•]

FOSSIL GROUP, INC., a Delaware corporation (herein called the “Company”), for value received, hereby promises to pay to [●], or registered assigns, the principal sum of $[●] [or such other principal amount as shall be set forth on Schedule I hereto]2 on November 30, 2026 and to pay interest thereon at the rate of 7.00% per annum, subject to adjustment from time to time pursuant to the terms hereof, from and including November 8, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on February 28, May 31, August 31 and November 30 of each year, commencing on February 28, 2022 (each, an “Interest Payment Date”), until the principal hereof is paid or made available for payment.

1 Include if Global Security.

2 Include if Global Security.

Exhibit A - Page 1

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which will be the February 15, May 15, August 15 and November 15 (whether or not that date is a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding each Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note (including, without limitation, any Redemption Price) will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (i) if this Note is a Global Security, in accordance with the applicable policies of DTC in effect from time to time; or (ii) otherwise at the office or agency of the Company maintained for that purpose pursuant to the Indenture (initially the principal corporate trust office of the Trustee in Dallas, TX (the “Corporate Trust Office”)); provided, however, that payment of interest that is due on an Interest Payment Date shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register on the Regular Record Date and (ii) payments of principal will be made by check against presentation of this Note at the Corporate Trust Office (or such other office as may be specified in the Indenture or in a notice to Holders).

Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee or an authenticating agent under the Indenture referred to on the reverse hereof by the manual or PDF or other electronically imaged (such as DocuSign or Adobe Sign) signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that this Note has been authenticated under the Indenture, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature Pages Follow]

Exhibit A - Page 2

IN WITNESS WHEREOF, the Company has caused this Note to be to be duly executed as of the date set forth below.

Date: [●]

FOSSIL GROUP, INC.

By:
Name:
Title:

Exhibit A - Page 3

Trustee’s Certificate of Authentication

This is one of the Notes designated therein referred to in the within-mentioned Supplemental Indenture.

Dated: [●]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Exhibit A - Page 4

(Reverse of Note)

FOSSIL GROUP, INC.

7.00% SENIOR NOTE DUE 2026

1.            This Note is one of a duly authorized issue of Securities of the Company designated as its 7.00% Senior Notes due 2026 (the “Notes”) unlimited in aggregate principal amount issued and to be issued under an Indenture, dated as of November 8, 2021 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and the First Supplemental Indenture, dated as of November 8, 2021 (the “Supplemental Indenture”) (the Base Indenture, as supplemented by the Supplemental Indenture and as the Supplemental Indenture may be further supplemented or amended from time to time, together with those terms made part of the Indenture by, or by reference to, the TIA, is herein referred to as the “Indenture”), between the Company and the Trustee. Reference is hereby made to the Indenture for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

2.            On or after November 30, 2023, the Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to the price set forth below per $25.00 principal amount of Notes, plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date:

Redemption Date	Redemption Price
On or after November 30, 2023, but prior to November 30, 2024	$25.50
On or after November 30, 2024, but prior to November 30, 2025	$25.25
On or after November 30, 2025	$25.00

At any time prior to November 30, 2023, the Notes are subject to redemption, in whole at any time or in part from time to time, at the Company’s option at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company will, in the case of a Redemption Date prior to November 30, 2023, (i) calculate the Treasury Rate on the second Business Day preceding the applicable Redemption Date and (ii) prior to such Redemption Date file with the Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

Exhibit A - Page 5

In each case of the foregoing, the Redemption Price shall be subject to the rights of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

3.             Subject to certain conditions and exceptions set forth in the Indenture, if an Event of Default as set forth in the Indenture shall occur and be continuing, among other remedies exercisable by the Trustee, the principal of the Notes may be declared (or in certain circumstances, may become) due and payable in the manner and with the effect provided in the Indenture.

4.             The Indenture permits, with certain exceptions as therein provided, the amendment thereof and of the Notes and the modification of the rights and obligations of the Company and the rights of the Holders of Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.             No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

6.             As provided in the Indenture and subject to certain limitations therein set forth and herein, unless this Note is a Global Security, the transfer of this Note may be registered on the Register of the Company, upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instruction of transfer in form satisfactory to the Company, and duly executed by the Holder hereof or such Holder’s attorney, duly authorized in writing, on which instruction the Company can rely, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

7.             The Notes are issuable only in fully registered form, without coupons, in minimum denominations of $25.00 or any amount in excess thereof which is an integral multiple of $25.00. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes (other than those represented by a Global Security) are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

Exhibit A - Page 6

8.             No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

9.             Prior to the due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

10.           Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

11.           Subject to certain limitations set forth in the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

12.           This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

13.           Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUT (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

14.           Each Holder of this Note covenants and agrees by such Holder’s acceptance hereof to comply with and be bound by the foregoing provisions.

15.           THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

16.           All capitalized terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

17.           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A - Page 7

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature:

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A - Page 8

Schedule I

[SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases or decreases in principal amount of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Decrease or Increase	Signature of Authorized Signatory of trustee or Custodian

]3

3 Include if Global Security..

Exhibit A – Schedule I